UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PUSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 13, 2015

Bionik Laboratories Corp.
 (Exact Name of Registrant as Specified in Charter)

Delaware	0-54717	27-1340346
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

167 Penn Street
Washington Boro, Pennsylvania		17582
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (717) 215-9872

Drywave Technologies, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a- 12 under the Securities Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
 Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01      Other Events

On February 10, 2015, Bionik Laboratories Corp., formerly known as Drywave Technologies, Inc. (the “Registrant”), filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which was effective as of February 13, 2015, which provided for the following amendments and changes to the Registrant’s Certificate of Incorporation, as then amended to date (the “Original Certificate”):

1. To decrease the number of authorized shares of the Common Stock of the Registrant from 200,000,000 to 150,000,000.

2. To amend and restate the provisions in the Original Certificate with respect to the issuance of shares of preferred stock, par value $0.001 per share, in series and/or classes and, by filing a certificate pursuant to the Delaware General Corporation Law, to establish from time to time the number of shares to be included in each such series and/or class, and to fix the designation, power, preferences and rights of the shares of each such series and/or class and the qualifications, limitations and restrictions thereof.

3. To effect a 1-for-0.831105 reverse stock split of the issued and outstanding shares of the Registrant’s Common Stock.

4. To effect a change of name from “Drywave Technologies, Inc.” to “Bionik Laboratories Corp.”

5. To amend and restate the provisions in the Original Certificate with respect to indemnification of directors, officers and other covered persons.

6. To delete Section 7 of the Original Certificate, relating to the existing right of stockholders to remove, with or without cause, one or more members of the Board of Directors upon a 66-2/3 vote.

Reference is made to the Definitive Information Statement of Schedule 14C of the Registrant, filed with the Securities and Exchange Commission on October 6, 2014, which provides further information regarding the aforementioned amendments, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionik Laboratories Corp

By: /s/ Austin Kibler
Austin Kibler
Chief Executive Officer

Dated:  February 19, 2015